REPRESENTATIONS AGREEMENT

                          Dated as of December 17, 1999

                                  by and among

                           FERRELLGAS PARTNERS, L.P.,

                                FERRELLGAS, INC.,

                                FERRELLGAS, L.P.,


                                       and

                       WILLIAMS NATURAL GAS LIQUIDS, INC.



                                   RELATING TO

                                    4,375,000

                            SENIOR CONVERTIBLE UNITS

                     REPRESENTING LIMITED PARTNER INTERESTS

                                       of

                            FERRELLGAS PARTNERS, L.P.

                                 TABLE OF CONTENTS

         SECTION  1.       Representations and Warranties                   2
         SECTION  2.       Delivery of the Units                            6
         SECTION  3.       Certain Covenants                                7
         SECTION  4.       Opinion of Purchaser's Counsel                   7
         SECTION  5.       Restrictions on Transfer; Representations and
                           Warranties and Covenants of the Seller          10
         SECTION  6.       Survival and Indemnification                     13
         SECTION  7.       Allocation                                       17
         SECTION  8.       Notices                                          17
         SECTION  9.       Governing Law                                    18
         SECTION  10.      Entire Agreement; Amendment and Waivers          19
         SECTION  11.      Binding Effect and Assignment                    19
         SECTION  12.      Severability                                     19
         SECTION  13.      Parties in Interest                              20
         SECTION  14.      Headings; Survival of Covenants                  20
         SECTION  15.      Execution                                        20

                            REPRESENTATIONS AGREEMENT


         This Representations Agreement ("Representations Agreement") is made and entered into as of December 17, 1999, by and among Ferrellgas Partners, L.P., a Delaware limited partnership (the "Purchaser"), Ferrellgas, L.P., a Delaware limited partnership (the "Subsidiary OLP"), Ferrellgas, Inc., a Delaware corporation (the "General Partner"), and Williams Natural Gas Liquids, Inc., a Delaware corporation (the "Seller").

         The Purchaser, the Subsidiary OLP and the Seller have entered into a Purchase Agreement dated as of November 7, 1999, as amended by the First Amendment to the Purchase Agreement dated as of December 17, 1999, by and among the Purchaser, the Subsidiary OLP and the Seller (as amended, the "Thermogas Purchase Agreement"), that provides for the Purchaser's acquisition (the "Acquisition") of the Seller's equity interest in Thermogas L.L.C., a Delaware limited liability company (the "Company") (formerly, Thermogas Company, a Delaware corporation). Pursuant to Section 1.2 of the Thermogas Purchase Agreement, the Purchaser agreed, as partial consideration for the Acquisition, to issue and sell to the Seller an aggregate of 4,375,000 of the Purchaser's senior convertible units representing limited partner interests, $40.00 liquidation preference per unit (the "Senior Units").

         The parties hereto believe it is in their respective best interests to make certain representations and warranties and agree to certain covenants in connection with the issuance, sale and delivery of the Senior Units in accordance with the terms of the Thermogas Purchase Agreement, specifically the delivery by the Purchaser as set forth in Section 1.7(b)(i) thereof.

         The offer and sale of the Senior Units by Purchaser pursuant to the terms of the Thermogas Purchase Agreement has not been registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, the "Securities Act"), in reliance on an exemption therefrom.

         The execution of this Representations Agreement shall be concurrent with the consummation of the Acquisition. Concurrent with the execution of this Representations Agreement, the Seller and the Purchaser shall enter into a Registration Rights Agreement (the "Registration Rights Agreement" and together with this Representations Agreement and the Thermogas Purchase Agreement, the "Operative Agreements") pursuant to which the Purchaser will agree, among other things and subject to the terms thereof, to file one or more registration statements with the Commission registering under the Securities Act the sale of the Senior Units and the common units of the Purchaser (the "Common Units") issuable upon conversion of the Senior Units. The transactions contemplated by the Operative Agreements to the extent such transactions are contemplated to be completed as of the date hereof are collectively referred to herein as the "Transactions."

         NOW,  THEREFORE,   in  consideration  of  the  mutual  representations,
warranties and covenants set forth herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       SECTION  Representations and Warranties .

         Each of the Purchaser, the Subsidiary OLP and the General Partner represents and warrants to, and agrees with, the Seller that:

(a) The capitalization of the Purchaser is as set forth in the Purchaser's Annual Report on Form 10-K filed by the Purchaser with the Commission on October 28, 1999 (the "Form 10-K"); the audited consolidated balance sheet of the Purchaser included in the Form 10-K presents fairly the financial position of the Purchaser as of the date indicated; the audited historical consolidated financial statements of the Purchaser included in the Form 10-K present fairly the consolidated financial position of the Purchaser and the subsidiaries of the Purchaser set forth in Exhibit A hereto (the "Subsidiaries") as of the dates indicated and their results of operations and cash flows for the periods specified; the supplemental schedules included in the Form 10-K, when considered in relation to the audited consolidated financial statements of the Purchaser, present fairly the information shown therein; such audited consolidated financial statements and supplemental schedules included in the Form 10-K have been prepared in conformity with generally accepted accounting principles applied on a substantially consistent basis, except to the extent disclosed therein; the other financial and statistical information and data included in the Form 10-K are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Purchaser and the General Partner;

(b) All of the Purchaser's outstanding Common Units and incentive distribution rights (the "Incentive Distribution Rights") have been duly authorized and validly issued, are fully paid and non-assessable (except as such non-assessability may be affected by the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act")) and are free of any preemptive or similar rights; there are no subordinated units of the Purchaser ("Subordinated Units") issued; other than the Common Units and the Incentive Distribution Rights, on the date hereof, the Senior Units are the only limited partner interests of the Purchaser issued;

(c) The Senior Units, and the limited partner interests represented thereby, and any additional Senior Units issued as distributions in respect of the Senior Units in accordance with the terms of the Purchaser Partnership Agreement (as defined below) (the "Distribution Units"), and the limited partner interests represented thereby, have been duly authorized (including due authorization under the Agreement of Limited Partnership of the Purchaser (as it may be amended or restated at or prior to the date hereof, the "Purchaser Partnership Agreement")) and, when issued and delivered to the Seller in accordance with the terms of the Thermogas Purchase Agreement and the Purchaser Partnership Agreement will be validly issued, fully paid and nonassessable (except as such nonassessability may be affected by the Delaware Act) and free of any preemptive or similar rights; the Common Units issuable upon conversion of the Senior Units pursuant to the terms of the Purchaser Partnership Agreement, and the limited partner interests represented thereby, have been duly authorized (including due authorization under the Purchaser Partnership Agreement) and when issued and delivered to the Seller upon such conversion, will be validly issued, fully paid and nonassessable (except as such nonassessability may be affected by the Delaware Act) and free of any preemptive or similar rights;

(d) The Subsidiary OLP has been duly formed and is validly existing as a limited partnership under the Delaware Act, with full partnership power and authority to own or lease the properties it owns or leases and conduct the business it conducts, as described in the Form 10-K, and has been duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the properties and assets now owned or held by it or the nature of the business now conducted by it requires it to be so licensed or qualified;

(e) The General Partner has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties, to conduct its business and to act as general partner of the Purchaser and of the Subsidiary OLP, in each case as described in the Form 10-K, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which the character of the properties and assets now owned or held by it or the nature of the business now conducted by it (as described in the Form 10-K) requires it to be so licensed or qualified;

(f) There are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interest in the Purchaser or the Subsidiary OLP pursuant to either the Purchaser Partnership Agreement or the Agreement of Limited Partnership of the Subsidiary OLP (as it may be amended or restated at or prior to the date hereof, the "Subsidiary OLP Agreement," and, together with the Purchaser Partnership Agreement, the "Partnership Agreements") or any agreement or other instrument to which the Purchaser or the Subsidiary OLP is a party or by which either of them may be bound (other than pursuant to the Operative Agreements, pursuant to the Amended and Restated Ferrellgas, Inc. Unit Option Plan listed as Exhibit 10.2 to the Form 10-K, as limited by the pledge and debt documents identified in the exhibit list to the Form 10-K or the restriction on voting by any Person or Group (as defined in the Purchaser Partnership Agreement) (other than the Purchaser or its affiliates) who owns beneficially 20% or more of all Common Units as set forth in the definition of "Outstanding" set forth in Article II of the Purchaser Partnership Agreement);

(g) All of the issued and outstanding shares of capital stock of, or other ownership interests in, each of the Subsidiaries or the General Partner have been duly and validly authorized and issued, and all of the shares of capital stock of, or other ownership interests in, each of the Subsidiaries are owned, directly or through other Subsidiaries, by the Purchaser, the Subsidiary OLP or the General Partner, as the case may be; all such shares of capital stock are fully paid and nonassessable (except as such non-assessability may be affected by the Delaware Act), and are owned free and clear of all liens, security interests, mortgages, pledges, encumbrances, equities or claims (each a "Lien"), other than Liens pursuant to the Pledge and Security Agreement dated as of April 16, 1996, made by the Purchaser and the General Partner in favor of American Bank National Association, as collateral agent;

(h) The Purchaser, the Subsidiary OLP and the General Partner each have the requisite partnership and corporate power and authority, as applicable, to execute, deliver and perform their respective obligations under the Partnership Agreements, this Representations Agreement and the Registration Rights Agreement, as applicable; this Representations Agreement has been duly authorized, executed and delivered by each of the Purchaser, the Subsidiary OLP and the General Partner and is a valid and legally binding agreement of the Purchaser, the Subsidiary OLP and the General Partner, enforceable against the Purchaser, the Subsidiary OLP and the General Partner in accordance with its terms subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights (ii) the remedy of specific performance and injunctive and other forms of equitable relief and (iii) to the discretion of the court before which any proceeding thereof may be brought (collectively, the "Enforceability Exceptions"); the Purchaser Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, subject to the Enforceability Exceptions; the Subsidiary OLP Agreement has been duly authorized, executed and delivered by the General Partner and the Purchaser and is a valid and legally binding agreement of the General Partner and the Purchaser, enforceable against the General Partner and the Purchaser in accordance with its terms, subject to the Enforceability Exceptions; the Registration Rights Agreement has been duly authorized, executed and delivered by the Purchaser and is a valid and legally binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to the Enforceability Exceptions and except as any rights to indemnity and contribution thereunder may be limited by federal and state securities laws and public policy considerations;

(i) The issuance and sale of the Senior Units, the Common Units issuable upon conversion of the Senior Units and the Distribution Units by the Purchaser, and the execution and delivery of this Representations Agreement and the Registration Rights Agreement do not, and the fulfillment and compliance with the terms and conditions hereof and thereof and the consummation of the Transactions will not (i) conflict with any of, or require the consent of any person or entity under, the terms, conditions or provisions of the Partnership Agreements or the charter or bylaws of the General Partner, (ii) violate any provision of, or require any consent, authorization or approval under, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to the Purchaser, the Subsidiary OLP or the General Partner, (iii) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both) or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, any indenture, mortgage, loan or any material agreement, contract, commitment or instrument to which the Purchaser, the Subsidiary OLP or the General Partner is a party or by which the Purchaser, the Subsidiary OLP or the General Partner is bound or to which any asset of the Purchaser, the Subsidiary OLP or the General Partner is subject, or (iv) result in the creation of any Lien on the assets or properties of the Purchaser, the Subsidiary OLP or the General Partner under any such indenture, mortgage, loan, agreement, contract or instrument; and no consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required for the issuance and sale of the Senior Units by the Purchaser to the Seller or the consummation by the Purchaser, the Subsidiary OLP or the General Partner, as the case may be, of the Transactions, except such consents, approvals, authorizations, orders, registrations or qualifications (i) as have been obtained prior to the date hereof, (ii) as may be required in connection with the registration under the Securities Act pursuant to the Registration Rights Agreement of the Senior Units or the Common Units issuable upon conversion of the Senior Units and the compliance with securities or Blue Sky laws of various jurisdictions or (iii) as may be required in connection with obtaining the unitholder approval for the conversion feature of the Senior Units and the issuance of Common Units upon conversion of the Senior Units as contemplated in the Purchaser Partnership Agreement (the "Unitholder Approval");

(j) None of the Purchaser, the General Partner or any of the Subsidiaries is in breach or violation of the provisions of its agreement of limited partnership or of its charter or bylaws, as the case may be;

(k) Except as set forth in the Form 10-K, none of the Purchaser, the General Partner or any of the Subsidiaries has (i) violated any law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) lacks any permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease and operate their respective properties and to conduct their business as currently conducted; is violating any terms and conditions of any such permit, license or approval, or (iii) has permitted to occur any event that allows, or after notice or lapse of time would allow, revocation, termination of any such permit, license or approval or results in any other impairment of their rights thereunder;

(l) Except as set forth in the Form 10-K, none of the Purchaser, the General Partner or any of the Subsidiaries has violated any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees pursuant to any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder; except as set forth in the Form 10-K, there is (i) no unfair labor practice charge or complaint against the business of the Purchaser, the General Partner or any of the Subsidiaries pending (for which notice has been provided) or, to the knowledge of the Purchaser, the Subsidiary OLP or the General Partner, threatened before the National Labor Relations Board, (ii) no labor strike, dispute, slowdown, stoppage or lockout actually pending (for which notice has been provided) against the Purchaser, the General Partner or any of the Subsidiaries or, to the knowledge of the Purchaser, the Subsidiary OLP or the General Partner, threatened against or affecting the business of the Purchaser, the General Partner or any of the Subsidiaries and (iii) neither the Purchaser, the Subsidiary OLP nor the General Partner has received notice of the intent of any federal or state governmental authority responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to their respective business and no such investigation is in progress;

(m) Except as set forth in the Form 10-K, all tax returns required to be filed by the Purchaser, the General Partner or any of the Subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest;

(n) Neither the Purchaser,  the General  Partner nor any of the  Subsidiaries is
(i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act") or (ii) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended;

(o) Neither the Purchaser, the Subsidiary OLP nor the General Partner or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act), directly or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Securities Act) which is or would reasonably be expected to be integrated with the sale of the Senior Units or the Common Units issuable upon conversion of the Senior Units in a manner that would require registration under the Securities Act of the Senior Units or the Common Units issuable upon conversion of the Senior Units or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Senior Units or the Common Units issuable upon conversion of the Senior Units or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the representations and warranties of the Seller in Section 5 hereof, it is not necessary in connection with the offer, sale and delivery of the Senior Units and the Common Units issuable upon conversion of the Senior Units to Seller in the manner contemplated in this Representations Agreement, the Thermogas Purchase Agreement or the Purchaser Partnership Agreement, as applicable, to register any of the Senior Units and the Common Units issuable upon conversion of the Senior Units under the Securities Act; and

(p) No securities of the Purchaser are of the same class (within the meaning of Rule 144A under the Securities Act) as the Senior Units and listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated inter-dealer quotation system.

2. SECTION Delivery of the Units .

         In connection with the delivery of the Equity Consideration (as defined in the Thermogas Purchase Agreement) pursuant to Section 1.7(b)(i) of the Thermogas Purchase Agreement, the Purchaser has delivered on the date hereof a certificate or certificates in definitive form representing the Senior Units to be issued pursuant thereto, in the form attached as Exhibit B to the Purchaser Partnership Agreement, registered in the name of the Seller.

1.       SECTION  Certain Covenants .

         Each of the Purchaser, the Subsidiary OLP and the General Partner covenants and agrees with the Seller:

(a) For so long as the Senior Units remain outstanding, to furnish to the holders of Senior Units any reports delivered by the Purchaser to its holders of Common Units simultaneously with the delivery thereof to such holders;

(b)      To pay or cause to be paid the following:

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NYC:70941.9
(c) (i) the fees, disbursements and expenses of the Purchaser's counsel and accountants in connection with the issuance of the Senior Units hereunder; (ii) the cost of preparing certificates representing the Senior Units, the Common Units issuable upon conversion of the Senior Units and the Distribution Units; and (iii) the cost and charges of any transfer agent; and

(d) Neither the Purchaser, the Subsidiary OLP nor the General Partner nor any of their Affiliates (as defined in Rule 501(b) of Regulation D under the Securities
Act), will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) which would reasonably be expected to be integrated with the sale of the Senior Units, the Common Units issuable upon conversion of the Senior Units or the Distribution Units in a manner which would require the registration under the Securities Act of the Senior Units, the Common Units issuable upon conversion of the Senior Units or the Distribution Units.

2. SECTION Opinion of Purchaser's Counsel .

         Bracewell & Patterson LLP, special counsel for the Purchaser, the General Partner and the Subsidiary OLP, shall have furnished to the Seller its written opinion or opinions, dated the date hereof, in form and substance satisfactory to the Seller, to the effect that:

     (a) Each of the Purchaser and the Subsidiary OLP is validly existing as a limited partnership under the Delaware Act;

(b) The General Partner is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

(c) The Senior Units and Distribution Units, and limited partner interests represented thereby, have been duly authorized (including due authorization under the Purchaser Partnership Agreement) and, when issued and delivered to the Seller in accordance with the terms of the Thermogas Purchase Agreement and based on the representations and warranties in this Representations Agreement, in the case of the Senior Units, and in accordance with the Purchaser Partnership Agreement, in the case of the Distribution Units, will be validly issued, fully paid and nonassessable (except as such nonassessability may be affected by the Delaware Act) and free of any preemptive or similar rights; the Common Units issuable upon conversion of the Senior Units pursuant to the terms of the Purchaser Partnership Agreement, and limited partner interests represented thereby, have been duly authorized (including due authorization under the Purchaser Partnership Agreement) and, when issued and delivered to the Seller upon such conversion in accordance with the terms of the Purchaser Partnership Agreement, will be validly issued, fully paid and nonassessable (except as such nonassessability may be affected by the Delaware Act) and free of any preemptive or similar rights; to the knowledge of such counsel, there are no Subordinated Units outstanding; to the knowledge of such counsel, other than the Common Units and the Incentive Distribution Rights, the Senior Units are the only limited partner interests of the Purchaser outstanding;

(d) To the knowledge of such counsel, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Purchaser or the Subsidiary OLP pursuant to the Partnership Agreements or any agreement or other instrument to which the Purchaser or the Subsidiary OLP is a party or by which either of them is bound (other than pursuant to the Operative Agreements, pursuant to the Amended and Restated Ferrellgas, Inc. Unit Option Plan listed as Exhibit 10.2 to the Form 10-K, as limited by the pledge and debt documents identified in the exhibit list to the Form 10-K or the restriction on voting by any Person or Group (as defined in the Purchaser Partnership Agreement) (other than the Purchaser or its affiliates) who owns beneficially 20% or more of all Common Units as set forth in the definition of "Outstanding" set forth in Article II of the Purchaser Partnership Agreement);

(e) The Purchaser, the Subsidiary OLP and the General Partner each have the requisite partnership and corporate power and authority, as applicable, to execute, deliver and perform their respective obligations under the Purchaser Partnership Agreement, this Representations Agreement and the Registration Rights Agreement; the Purchaser Partnership Agreement, this Representations Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the General Partner, the Purchaser and the Subsidiary OLP, as the case may be; each of this Representations Agreement and the Registration Rights Agreement constitutes a valid and legally binding agreement of the General Partner, the Purchaser and the Subsidiary OLP, as the case may be, enforceable against the General Partner, the Purchaser and the Subsidiary OLP, as the case may be, in accordance with their respective terms, subject to the Enforceability Exceptions and, with respect to the Registration Rights Agreement only, except as any rights to indemnity and contribution thereunder may be limited by federal and state securities laws and public policy considerations; and the Purchaser Partnership Agreement constitutes a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, subject to the Enforceability Exceptions;

(f) Neither the issuance, sale or delivery by the Purchaser of the Senior Units or the Common Units issuable upon conversion of the Senior Units (assuming receipt of the Unitholder Approval) or the Distribution Units nor the execution, delivery or performance by the Purchaser, the Subsidiary OLP and the General Partner, as the case may be, of the Operative Agreements nor the consummation by the Purchaser, the Subsidiary OLP and the General Partner, as the case may be, of the Transactions violates, conflicts with or constitutes a breach of, or default under, any of the provisions of the Partnership Agreements or the General Partner's charter or bylaws, as applicable;

(g) Neither the Purchaser, the Subsidiary OLP nor the General Partner is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act or (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended;

(h) Each of the Purchaser, the Subsidiary OLP and the General Partner is duly qualified or registered as a foreign limited partnership or a foreign corporation, as applicable, and is in good standing under the laws of each of the jurisdictions set forth in Annex I hereto; and to the knowledge of such counsel, such jurisdictions are the only jurisdictions in which each of the Purchaser, the Subsidiary OLP or the General Partner owns or leases property, or conducts any business, so as to require qualification or registration to conduct business as a foreign limited partnership or foreign corporation, as applicable, and in which the failure so to qualify or register would (i) have a Material Adverse Effect, or (ii) subject the holders of Senior Units or Common Units to any material liability or disability. "Material Adverse Effect" means any material adverse change in, or effect on the business, assets, financial condition or results of operations of the Purchaser and its Subsidiaries, taken as a whole; provided that any such effect resulting from (i) any change in economic conditions generally or in the industries in which the Purchaser or its Subsidiaries operate, (ii) any resignation, retirement or termination of employees and effects thereof, or (iii) any actions to be taken in connection with the consummation of the Transactions or pursuant to the Operative Documents shall not be considered when determining whether a Material Adverse Effect has occurred;

(i) Neither the issuance, sale or delivery by the Purchaser of the Senior Units nor the Common Units issuable upon conversion of the Senior Units (assuming receipt of the Unitholder Approval) or the Distribution Units nor the execution, delivery or performance by the Purchaser, the Subsidiary OLP and the General Partner, as the case may be, of the Operative Agreements nor the consummation by the Purchaser, the Subsidiary OLP and the General Partner, as the case may be, of the other Transactions, conflicts with or results in a breach or violation of any of the terms or provisions of, or constitutes a default or causes an acceleration of any obligation under, or results in the imposition or creation of (or the obligation to create or impose) a Lien with respect to, any document listed on the exhibit index to the Form 10-K, excluding in each case any conflict, breach, violation, default or acceleration which, individually or in the aggregate, would not have a Material Adverse Effect; nor will the issuance and sale of the Senior Units by the Purchaser and the execution, delivery and performance by the Purchaser, the Subsidiary OLP and the General Partner, as the case may be, of the Operative Agreements or the consummation by any of them of the other Transactions violate the Delaware General Corporation Law, the Delaware Act or, to the knowledge of such counsel and assuming the truth of the representations and warranties of all parties in the Operative Agreements, any federal law of the United States or any rules or regulations adopted by a governmental agency thereof applicable to the Purchaser, the General Partner or any of the Subsidiaries, excluding in each case any violation which, individually or in the aggregate, would not have a Material Adverse Effect;

(j) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official of the United States or the State of Delaware having jurisdiction over the Purchaser, the General Partner or any of the Subsidiaries or any of their properties is required for the issuance and sale by the Purchaser of the Senior Units, the Common Units issuable upon conversion of the Senior Units or the Distribution Units or for the consummation by the Purchaser, the Subsidiary OLP or the General Partner of the other Transactions or the Operative Agreements, except in each case (i) which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect (ii) as may be required in connection with the registration under the Securities Act pursuant to the Registration Rights Agreement of the Senior Units or the Common Units issuable upon conversion of the Senior Units and the compliance with securities or Blue Sky laws of various jurisdictions, (iii) as have been, prior to the date hereof obtained, (iv) as may be required in connection with the exemption from registration of the issuance of the Senior Units pursuant to the terms of the applicable Operative Agreements, or (v) as may be required in connection with obtaining the Unitholder Approval;

(k) No securities of the Purchaser are of the same class (within the meaning of Rule 144A under the Securities Act) as the Senior Units and listed on a national securities exchange under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system; and

(l) Assuming the truth of the representations and warranties of the Seller, the Purchaser, the Subsidiary OLP and the General Partner in the Representations Agreement and Thermogas Purchase Agreement, the proposed issuance of the Senior Units to Seller under the circumstances contemplated by the Thermogas Purchase Agreement may be effected without registration of the sale of the Senior Units under the Securities Act.

         In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of the Purchaser and the Subsidiary OLP and of officers and employees of the General Partner and upon information obtained from public officials and upon opinions of other counsel issued in connection with the Transactions, and may assume that the signatures on all documents examined by such counsel are genuine, (ii) state that their opinion is limited to federal laws, the Delaware Act and the Delaware General Corporation Law and (iii) state that their opinion is furnished as special counsel for the Purchaser, the Subsidiary OLP and the General Partner and is solely for the benefit of the Seller.

1. SECTION Restrictions on Transfer; Representations and Warranties and Covenants of the Seller .

(a) From and after the date hereof, neither the Senior Units, the Distribution Units nor the Common Units issued upon conversion of the Senior Units (collectively, the "Securities") shall be transferable except upon the conditions specified in this Section 5(a) and in Sections 5(b) and 5(c), which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the transfer of any such Securities or any interest therein. The Seller shall require (in form and substance reasonably satisfactory to Purchaser) any proposed transferee of any Securities (or any interest therein) to be acquired from the Seller to agree to take and hold such Securities (or any interest therein) subject to the provisions and upon the conditions specified in this Section 5(a) and in Sections 5(b) and 5(c). Any transfer of the Securities or any interest therein otherwise than in accordance with the terms of this Representations Agreement shall be null and void.

(b) Each Security shall (unless otherwise permitted by the provisions of Section 5(c)) include a legend in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE REPRESENTATIONS AGREEMENT
DATED AS OF DECEMBER 17, 1999, A COPY OF WHICH MAY BE OBTAINED FROM THE PARTNERSHIP AT ITS PRINCIPAL EXECUTIVE OFFICE.

     (i) Five business days prior to any proposed transfer (other than transfers of Securities (i) registered under the Securities Act or (ii) to be made in reliance on Rule 144A under the Securities Act) of any Securities, the holder thereof shall give written notice to the Purchaser of such holder's intention to effect such transfer, setting forth the manner and circumstances of the proposed transfer, and shall be accompanied by (i) an opinion of counsel reasonably satisfactory to the Purchaser addressed to the Purchaser to the effect that the proposed transfer of such Securities may be effected without registration under the Securities Act, (ii) such representation letters in form and substance reasonably satisfactory to the Purchaser to ensure compliance with the provisions of the Securities Act and (iii) such letters in form and substance reasonably satisfactory to the Purchaser from each such transferee stating such transferee's agreement to be bound by the terms of this Representations Agreement. Such proposed transfer may be effected only if the Purchaser shall have received such satisfactory notice of transfer, opinion of counsel, representation letters and other letters referred to in the immediately preceding sentence, whereupon the holder of such Securities shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by the holder to the Purchaser. Each certificate evidencing the Securities transferred as above provided shall bear the legend set forth in Section 5(b), except that such certificate shall not bear such legend if the opinion of counsel referred to above is to the further effect that neither such legend nor the restrictions on transfer in Sections 5(a) through 5(c) are required in order to ensure compliance with the provisions of the Securities Act.

     (ii) Five business days prior to any proposed transfer of any Securities to be made in reliance on Rule 144A, the holder thereof shall give written notice to the Purchaser of such holder's intention to effect such transfer, setting forth the manner and circumstances of the proposed transfer and certifying that such transfer will be made (A) in full compliance with Rule 144A and (B) to a transferee that (I) such holder reasonably believes to be a "qualified institutional buyer" within the meaning of Rule 144A and (II) is aware that such transfer will be made in reliance on Rule 144A. Such proposed transfer may be effected only if the Purchaser shall have received such notice of transfer and an agreement from such transferee agreeing to be bound by the terms of this Representations Agreement reasonably satisfactory to Purchaser, whereupon the holder of such Securities may transfer them in accordance with the terms of the notice delivered by the holder to the Purchaser. Each certificate evidencing the Securities transferred as above provided shall bear the legend set forth in
Section 5(b).

(b)      The Seller represents and warrants to the Purchaser that:

(i) the Seller is an accredited investor within the meaning of Rule 501(a) under the Securities Act and the Securities to be acquired by it pursuant to the Operative Agreements are being acquired for its own account and not with a view toward, or for sale in connection with, any distribution thereof except in compliance with applicable United States federal and state securities laws;

(ii) Seller has the requisite corporate power and authority, to execute, deliver and perform its obligations under the Operative Agreements, as applicable;

(iii) this Representations Agreement has been duly authorized, executed and delivered by the Seller;

(iv) Seller is aware that no federal or state governmental authority has made any finding or determination as to the fairness of an investment in the Securities, nor any recommendation or endorsement with respect thereto; Seller acknowledges that the sale of the Senior Units has not been registered under the Securities Act in reliance on an exemption therefrom;

     (v) the execution and delivery of this Representations Agreement does not, and the fulfillment and compliance with the terms and conditions hereof will not
(A) conflict with any of, or require the consent of any person or entity under, the terms, conditions or provisions of the charter or bylaws of the Seller or the limited liability company agreement of the Company, (B) violate any provision of, or require any consent, authorization or approval under, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to the Seller or the Company, (C) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both) or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, any indenture, mortgage, lien or any material agreement, contract, commitment or instrument to which the Seller or the Company is a party or by which the Seller or the Company is bound or to which any asset of the Company is subject, or (D) result in the creation of any lien, charge or encumbrance on the assets or properties of the Company under any such indenture, mortgage, lien, agreement, contract or instrument, excluding from the foregoing clauses (B), (C), and (D) such conflicts, violations, breaches, defaults, accelerations, liens, charges or encumbrances which become applicable as a result of the business or activities in which the Purchaser is engaged or proposes to be engaged or as a result of any acts or omissions by, or the status of or any facts pertaining to, Purchaser;

(vi)     this  Representations   Agreement   constitutes  a  valid  and  binding
         agreement of the Seller, enforceable in accordance with its terms, subject to the Enforceability Exceptions; and

(vii) the Seller has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and the Seller is capable of bearing the economic risks of such investment.

(c) the Seller covenants and agrees with the Purchaser that it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, the Senior Units without the prior written consent of the Purchaser before the earlier of (i) February 1, 2002, or (ii) the occurrence of a Material Event (as defined in the Purchaser Partnership Agreement). Notwithstanding the foregoing, nothing herein shall prohibit the Seller from (i) transferring the Senior Units to any of its affiliates, so long as such affiliates agree in writing to be bound by the provisions of this Representations Agreement, or (ii) offering, selling, contracting to sell, pledging or otherwise disposing, directly or indirectly, the Common Units issued upon conversion of the Senior Units.

2.       SECTION  Survival and Indemnification .

         All representations and warranties made in this Representations Agreement shall survive the date hereof until one year after the date hereof. Notwithstanding the foregoing, the representations and warranties contained in
Section 1(m) shall survive until 60 days after the expiration of the applicable statute of limitations and the representations and warranties contained in
Section 1(c), 1(j), 5(d)(i), 5(d)(iv), 5(d)(v) and 5(d)(vii) shall survive indefinitely. The applicable period of survival with respect to the survival of the representations and warranties in this Representations Agreement is sometimes referred to herein and in the Thermogas Purchase Agreement as the "Indemnity Period." The parties hereto intend to shorten the statute of limitations and agree that no claims or causes of action may be brought against the Seller, the Purchaser, the Subsidiary OLP, the General Partner or any of their directors, officers, employees, affiliates, controlling persons, agents or representatives based upon, directly or indirectly, any of the representations or warranties contained in this Representations Agreement after the Indemnity Period. This Section 6(a) shall not limit any covenant or agreement of the parties which contemplates performance after the date hereof. The parties hereto agree that the indemnification provided in Article VII of the Thermogas Purchase Agreement is the exclusive remedy for money damages for a breach by any party of any representation or warranty contained in Section 1 and Section 5 of this Representations Agreement, any covenant contained in Section 3 and Section 5 of this Representations Agreement and with respect to the transactions contemplated by this Representations Agreement.

1.       SECTION  Allocation .

         For purposes of Section 704(c) of the Internal Revenue Code of 1984, as amended, the Seller, the Purchaser and the Subsidiary OLP covenant to use their good faith reasonable best efforts to agree to the value of each of the assets of the Company, the depreciation lives of each of the assets of the Company and the depreciation method to be used with respect to each of the assets of the Company, in a manner consistent with the Purchaser's past practices with respect to similar assets, within 90 days after the date hereof.

1.       SECTION  Notices .

         Any notice, request, instruction, correspondence or other document to be given hereunder by any party to any other (herein collectively called "Notice") shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

         If to the Seller:

                  Williams National Gas Liquids, Inc.
                  One Williams Center, Suite 3000
                  Tulsa, Oklahoma 74172
                  Attention: Don Wellendorf
                  Telecopy: (918) 573-3864

         with a copy to:

                  The Williams Companies, Inc.
                  One Williams Center, Suite 4100
                  Tulsa, Oklahoma 74172
                  Attention: Lonny Townsend
                  Telecopy: (800) 479-6690

                  Andrews & Kurth L.L.P.
                  805 Third Avenue
                  New York, New York 10022
                  Attention: Michael Swidler
                  Telecopy: (212) 850-2929

                  and if to any of the Purchaser, the General Partner and the Subsidiary OLP to:

                  Ferrellgas Partners, L.P./Ferrellgas, L.P.
                  c/o Ferrellgas, Inc.
                  One Liberty Plaza
                  Liberty, Missouri 64068
                  Attention: James M. Hake
                  Telecopy: (816) 792-7985

         with a copy to:

                  Bracewell & Patterson LLP
                  South Tower Pennzoil Place
                  711 Louisiana Street, Suite 2900
                  Houston, Texas 77002
                  Attention: David L.  Ronn
                  Telecopy: (713)222-3208

                  Bryan Cave LLP
                  3500 One Kansas City Place
                  1200 Main Street
                  Kansas City, MO 64105
                  Attention: Morris K. Withers
                  Telecopy: (816)374-3300

         Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

1.       SECTION  Governing Law .

         The provisions of this Representations Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York and the federal laws of the United States. Each party hereto hereby irrevocably and unconditionally (a) consents and submits to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York (each a "New York Court") for any actions, suits or proceedings arising out of or relating to this Representations Agreement or the transactions contemplated hereby, (b) agrees that any such action, suit or proceedings may be brought or maintained only in a New York Court and in no other forum, (c) agrees that service of any process, summons, notice or document by U.S. registered or certified mail to such party at the address specified in
Section 8 shall be effective service of process in any such action, suit or proceeding in any New York Court, and (d) irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or related to this Representations Agreement or the transactions contemplated hereby in any New York Court located in New York, New York, and further irrevocably and unconditionally waives and agrees not to plead a claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

1.       SECTION  Entire Agreement; Amendment and Waivers .

         This Representations Agreement and the Thermogas Purchase Agreement constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. All exhibits, annexes, certificate and other instruments or documents referred to herein are hereby specifically made a part of this Representations Agreement. Any reference in this Representations Agreement to an Exhibit or Annex shall be deemed to be a reference to an Exhibit or Annex to this Representations Agreement unless the context expressly indicates otherwise. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Representations Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

1.       SECTION  Binding Effect and Assignment .

         This Representations Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Representations Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of either Purchaser or Seller, as applicable, other than as set forth herein. Nothing in this Representations Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

1.       SECTION  Severability .

         If any provision of this Representations Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the parties hereto shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Representations Agreement shall remain in full force and effect.

1.       SECTION  Parties in Interest .

         This Representations Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Representations Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

1.       SECTION  Headings; Survival of Covenants .

         The headings of the sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Representations Agreement. To the extent covenants hereunder are intended to be performed following the date hereof, such covenants shall survive.

1.       SECTION  Execution .

         This Representations Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have executed this Representations Agreement as of the date first written above.


FERRELLGAS PARTNERS, L.P.

By: Ferrellgas, Inc.,
its General Partner


By:
Name:
Title:


FERRELLGAS, INC.


By:
Name:
Title:


FERRELLGAS L.P.

By: Ferrellgas, Inc.,
its General Partner


By:
Name:
Title:


WILLIAMS NATURAL GAS LIQUIDS, INC.

By:
Name:
Title:


                                  SUBSIDIARIES

         Ferrellgas, L.P., a Delaware limited partnership

         Ferrellgas Partners Finance Corp., a Delaware corporation

 JURISDICTIONS IN WHICH THE PURCHASER, THE SUBSIDIARY OLP AND THE GENERAL PARTNER ARE QUALIFIED